VLOV, Inc. to Present at the Rodman & Renshaw
Annual China Investment Conference

XIAMEN, China, March 3, 2010 – VLOV, Inc. (OTC Bulletin Board: VLOV) (“VLOV” or the “Company”), a China-based designer of VLOV brand apparel and accessories, today announced that the Company will present at the Rodman & Renshaw Annual China Investment Conference. This event will be held March 7 – 9, 2010 at The Regent Hotel in Beijing, China.

The Company is scheduled to present on March 8, 2010 from 4:55 p.m. – 5:20 p.m. For more information on the conference, please visit http://www.rodm.com/conferences.

About VLOV, Inc.

VLOV, Inc. is a China-based designer of VLOV brand apparel and accessories.  The Company’s products, geared for men and women ages 15 to 34, are sold through more than 730 points of sale in Beijing and 12 provinces across China.  For more information, please visit www.vlov.com.cn.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions.  The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in VLOV’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Christine Greany
HC International, Inc.
858-523-1732
christine.greany@hcinternational.net
www.hcinternational.net

Howard Gostfrand
American Capital Ventures, Inc.
305-918-7000
hg@amcapventures.com
www.amcapventures.com